PROSPECTUS SUPPLEMENT FOR THE               This Prospectus Supplement, filed
PERIOD ENDING DECEMBER 31, 1998 TO          pursuant to Rule 424(b)(3), relates
PROSPECTUS DATED JANUARY 26, 1993           to Registration Statement No.
                                            33-57302-02 and the Prospectus
                                            dated January 26, 1993



                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 1999


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of Registrant as specified in its charter)


Delaware                          0-21506                     Not Applicable
--------                          -------                     --------------
(State of                       (Commission                   (IRS Employer
organization)                   File Number)               Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                      19720
-----------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)



                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events

On January 15, 1999 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of December 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending December 31, 1998.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                           By:   DISCOVER RECEIVABLES FINANCING
                                 GROUP, INC.
                                 as originator of the Trust


                           By:           Richard W. York
                                 ------------------------------
                                 Richard W. York
                                 Vice President


Date: January 15, 1999

                                  EXHIBIT INDEX

Exhibit No.     Description

21 Monthly Certificateholders' Statement for Discover Card Trust 1993 B related to the Due Period ending December 31, 1998.